April 29, 2022

Volumetric Fund, Inc.

87 Violet Drive

Pearl River, New York 10965

Re: Volumetric Fund, Inc., File Nos. 033-12703 and 811-04643

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed on May 17, 2021 with Post-Effective Amendment No. 38 to the Volumetric Fund, Inc.’s Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 39 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP